Exhibit 99.6
EXCHANGE OFFER
for
All American Depositary Shares
of
ABN AMRO
Pursuant to the Offer Document/Prospectus, dated August 6, 2007 by
BARCLAYS

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., NEW
YORK CITY TIME, ON OCTOBER 4, 2007, UNLESS THE U.S. OFFER IS EXTENDED.
August 7, 2007
To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:
     We have been appointed by Barclays plc, a public limited company organized under the laws of England (“Barclays”), to act as information agent in connection with Barclays offer to exchange: each American depositary share (“ADS”) of ABN AMRO Holding N.V. (“ABN AMRO”), for 0.5325 Barclays ADSs (each Barclays ADS representing four Barclays ordinary shares) and an amount in cash in U.S. dollars equal to €13.15, upon the terms and subject to the conditions set forth in the offer document/prospectus, dated August 6, 2007 (the “Offer Document/Prospectus”), and the related ADS letter of transmittal enclosed herewith. Terms used in this document to the extent not defined herein shall have the same meaning as in the Offer Document/Prospectus or the ADS letter of transmittal.
     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold ABN AMRO ADSs. Enclosed herewith for your information and forwarding to your clients are copies of the following documents:
1.	The Offer Document/Prospectus.

2.	The ADS letter of transmittal to be used by registered holders of ABN AMRO ADSs to accept the exchange offer to tender ABN AMRO ADSs. Holders may also use the ADS letter of transmittal to make a mix and match election in order to receive a greater proportion of the consideration in Barclays ADSs or in cash than the standard entitlement described above.

3.	The notice of guaranteed delivery to be used by registered holders of ABN AMRO ADSs to accept the exchange offer if certificates evidencing ABN AMRO ADSs and all other required documents are not immediately available or cannot be delivered to the ADS exchange agent on or prior to the expiration date of the exchange offer or if the procedure for book-entry transfer cannot be completed by the expiration date of the exchange offer.

4.	A form of letter to be sent to your clients for whose accounts you hold ABN AMRO ADSs, with space provided for obtaining such clients’ instructions with regard to the exchange offer.

5.	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.
     THE EXCHANGE OFFER MAY NOT BE ACCEPTED IN RESPECT OF ABN AMRO ORDINARY SHARES BY MEANS OF AN ADS LETTER OF TRANSMITTAL AND NOTICE OF GUARANTEED DELIVERY. IF YOUR CLIENTS HOLD ABN AMRO ORDINARY SHARES, THEY SHOULD USE THE

FORMS OF ACCEPTANCE APPLICABLE TO HOLDERS OF ABN AMRO ORDINARY SHARES. ADDITIONAL INFORMATION CAN BE OBTAINED FROM GEORGESON, THE INFORMATION AGENT FOR THE EXCHANGE OFFER, AT (212) 440-9800.
     We urge you to contact your clients as promptly as possible.
     1. The exchange offer is to exchange each ABN AMRO ADS for 0.5325 Barclays ADSs (each Barclays ADS representing four Barclays ordinary shares) and an amount in cash in U.S. dollars equal to €13.15, on the terms and subject to the conditions set forth in the Offer Document/Prospectus. Barclays is concurrently offering to exchange each ABN AMRO ordinary share for 2.13 Barclays ordinary shares an €13.15 in cash, on the terms and subject to the conditions set forth in the Offer Document/Prospectus.
     The exchange offer contains a mix and match election feature, whereby holders of ABN AMRO ADSs may elect to receive for each of tendered ABN AMRO ADS, in lieu of the standard entitlement, additional Barclays ADSs or additional cash, based on a fixed rate of €47.48 for each Barclays ADS. The mix and match election feature is also open to holders of ABN AMRO ordinary shares. The mix and match elections are subject to proration and allocation adjustments that will ensure that, in the aggregate, approximately 63% of the ABN AMRO ordinary shares (including ABN AMRO ordinary shares represented by ABN AMRO ADSs) tendered in the exchange offer will be exchanged for Barclays ordinary shares (including Barclays ordinary shares underlying Barclays ADSs) and approximately 37% will be exchanged for cash. Holders of ABN AMRO ordinary shares and holders of ABN AMRO ADSs will form part of the same consideration pool for purposes of these proration and allocation adjustments.
     Holders are not required to make any election or to make any election or to make the same election for all of the ABN AMRO ADSs that they tender. Tendering holders who wish to make a mix and match election may do so by instructing us, as the holder of record of your ABN AMRO ADSs, to do so. Tendering holders who do not make a proper and timely election prior will receive the standard entitlement. Holders who make a mix and match election will not know the exact number of Barclays ADSs or the amount of cash they will receive until settlement of the consideration under the exchange offer.
     2. The exchange offer is being made for all outstanding ABN AMRO ADSs (in addition to being made for all outstanding ABN AMRO ordinary shares). Barclays will, upon the terms and subject to the conditions of the exchange offer, exchange the ABN AMRO ADSs validly tendered and not withdrawn before the expiration date of the exchange offer. The term “expiration date” means 9:00 a.m., New York City time, on October 4, 2007, or, if the exchange offer is extended, the latest time and date at which the exchange offer, as so extended by Barclays, will expire.
     3. Barclays obligation to accept ABN AMRO ADSs in the exchange offer is subject to a number of conditions, including the condition that securities representing at least 80% of the outstanding ABN AMRO ordinary shares (including those represented by ABN AMRO ADSs) are validly tendered and not properly withdrawn in the exchange offer or are otherwise held by Barclays (the “minimum acceptance condition”). The minimum acceptance condition and other conditions may be waived by Barclays subject to the procedures described in the Offer Document/Prospectus.
     4. The U.S. offer and withdrawal rights will expire at 9:00 a.m., New York City time, on October 4, 2007, unless the expiration date is extended.
     5. Exchange of ABN AMRO ADSs tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the ADS exchange agent of (a) certificates evidencing the tendered ABN AMRO ADSs or a timely book-entry confirmation of a book-entry transfer of such ABN AMRO ADSs into the ADS exchange agent’s account at the Depository Trust Company pursuant to the procedures set forth in the ADS letter of transmittal, (b) a properly completed and duly executed ADS letter of transmittal (or facsimile thereof with an original manual signature), with any required signature guarantees, or an agent’s message in connection with a book-entry transfer (as defined in the ADS letter of transmittal), and (c) any other documents required by the ADS letter of transmittal.
     6. Barclays will be deemed to have accepted for exchange all validly tendered and not withdrawn ABN AMRO ADSs on the expiration date subject only to the satisfaction of the minimum acceptance condition and the other conditions described in the Offer Document/Prospectus. If the conditions are not satisfied, Barclays will promptly return all tendered ABN AMRO ADSs without acquiring them.
     7. In the event that Barclays announces that the exchange offer is declared unconditional, holders of ABN AMRO holders of ABN AMRO ADSs who have tendered and delivered their ABN AMRO ADSs to the ADS Exchange Agent will receive Barclays ADSs and cash as soon as practicable after the Barclays ordinary shares which the Barclays ADSs will represent have been delivered to the custodian of The Bank of New York as depositary for the Barclays ADR facility. For further information, see “The Exchange Offer — Settlement and Delivery of Securities” in the Offer Document/Prospectus.
     8. In order to take advantage of the exchange offer, the appropriate ADS letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an agent’s message in connection with book-entry transfer of ABN AMRO ADSs, and any other documents required by the ADS letter of transmittal must be sent to the ADS exchange agent at its address set forth in the Offer Document/Prospectus prior to the expiration date, and either (a) the certificates for tendered ABN AMRO ADSs must be received by the ADS exchange agent or such ABN AMRO ADSs must be tendered pursuant to the procedures for book-entry transfer described in the Offer Document/Prospectus and a book-entry confirmation must be received by the ADS exchange agent (including an agent’s message if the tendering holder has not delivered a ADS letter of transmittal) in each case prior to the expiration date, or (b) such holder must comply with the guaranteed delivery procedures.
     9. A holder who desires to tender ABN AMRO ADSs and whose ADRs evidencing such ABN AMRO ADSs are not immediately available, who cannot comply with the procedure for book-entry transfer on a timely basis, or for whom time will not permit all required documents to reach the ADS exchange agent prior to the expiration date, may tender such ABN AMRO ADSs by following the procedures for guaranteed delivery set forth in the Offer Document/Prospectus. See “The Exchange Offer — Procedures for Tendering and Electing”.
     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON OCTOBER 4, 2007, UNLESS THE EXPIRATION DATE UNLESS THE EXCHANGE OFFER IS EXTENDED.
     Any inquiries you have with respect to the U.S. offer should be addressed Georgeson, the information agent, at 17 State Street, 10th floor, New York, NY 10004, telephone (212) 440-9800.
     Requests for additional copies of the enclosed materials may be directed to the information agent.
Very truly yours,
Georegson

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON THE AGENT OF BARCLAYS, THE DEALER MANAGER, THE INFORMATION AGENT OR THE ADS EXCHANGE AGENT, OR ANY AFFILIATE OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR USE ANY DOCUMENT OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER NOT CONTAINED IN THE PROSPECTUS OR THE ADS LETTER OF TRANSMITTAL.
The Information Agent for the exchange offer is:
17 State Street, 10th floor
New York, NY 10004
Banks and Brokers call: (212) 440-9800
Toll Free: (888) 605 7547
The Dealer Manager for the Offer is:
Deutsche Bank Securities